UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2024

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Summit Materials, Inc.

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

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Delaware	001-36873	47-1984212
Delaware	333-187556	26-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 California Street, Suite 3500

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (303) 893-0012

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (par value, $0.01 per share)	SUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 11, 2024, Summit Materials, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Transaction Agreement, dated as of September 7, 2023 (as amended from time to time, the “Transaction Agreement”), by and among the Company, Argos North America Corp., a Delaware corporation (“Argos USA”), Cementos Argos S.A., a sociedad anónima incorporated in the Republic of Colombia, Argos SEM, LLC, a Delaware limited liability company (“Argos SEM”) and Valle Cement Investments, Inc., a sociedad anónima incorporated in the Republic of Panama (and, together with Argos SEM, the “Argos Parties”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will acquire all of the outstanding equity interests of Argos USA from the Argos Parties (the “Transaction”).

As of December 11, 2023, the record date for the Special Meeting (the “Record Date”), there were (i) 119,500,999 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), with one vote each, and (ii) 99 shares of the Company’s Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which entitle the holders thereof to a number of votes that is equal to the aggregate number of Class A limited partnership units of Summit Materials Holdings L.P. (the “LP Units”) held by such holders (which, as of the Record Date, was 1,310,004 LP Units in the aggregate). At the Special Meeting, a total of 111,560,733 votes representing the Common Stock were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	Common Stock Issuance Proposal: A proposal to approve, for purposes of complying with applicable New York Stock Exchange listing rules, the issuance of shares of Class A Common Stock in an amount that exceeds 20% of the currently outstanding shares of Common Stock in connection with the transactions contemplated by the Transaction Agreement (the “Common Stock Issuance Proposal”).

(2)	Preferred Stock Issuance Proposal: A proposal to approve, for purposes of complying with applicable New York Stock Exchange Listing Rules, the issuance of one share of preferred stock, par value $0.01 per share, of the Company in connection with the transactions contemplated by the Transaction Agreement (the “Preferred Stock Issuance Proposal”).

(3)	Adjournment Proposal: A proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Common Stock Issuance Proposal and/or the Preferred Stock Issuance Proposal (the “Adjournment Proposal”).

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 12, 2023.

The approval of each of the Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal and the Adjournment Proposal required the affirmative vote of the holders of a majority of the voting power of the Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. For each of the Common Stock Issuance Proposal, the Preferred Stock Issuance Proposal and the Adjournment Proposal, holders of Class A Common Stock and Class B Common Stock voted together as a single class.

All three proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below:

(1)	Common Stock Issuance Proposal:

The total number of the votes (based on the voting power of Common Stock entitled to vote) with respect to the Common Stock Issuance Proposal were as follows:

For	Against	Abstain
110,100,442	1,309,554	150,737

(2)	Preferred Stock Issuance Proposal:

The total number of the votes (based on the voting power of Common Stock entitled to vote) with respect to the Preferred Stock Issuance Proposal were as follows:

For	Against	Abstain
110,749,218	661,038	150,477

(3)	Adjournment Proposal:

The total number of the votes (based on the voting power of Common Stock entitled to vote) with respect to the Adjournment Proposal were as follows:

For	Against	Abstain
97,548,892	13,854,660	157,181

Because the Common Stock Issuance Proposal and the Preferred Stock Issuance Proposal were adopted by the requisite vote, no adjournment to solicit additional proxies was necessary.

Item 8.01 Other Events.

On January 11, 2024, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 11, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, INC.
By:	/s/ Christopher B. Gaskill
Name: Christopher B. Gaskill
Title: EVP, Chief Legal Officer & Secretary

Date: January 11, 2024